     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 1999


                                                      REGISTRATION NO. 333-67203
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       CYPRESS SEMICONDUCTOR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                                                94-2885898
            (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER IDENTIFICATION NO.)
             INCORPORATION OR ORGANIZATION)

                            3901 NORTH FIRST STREET
                        SAN JOSE, CALIFORNIA 95134-1599
                                 (408) 943-2600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  T.J. RODGERS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       CYPRESS SEMICONDUCTOR CORPORATION
                            3901 NORTH FIRST STREET
                        SAN JOSE, CALIFORNIA 95134-1599
                                 (408) 943-2600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                               JOHN A. FORE, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEES


--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE       OFFERING PRICE PER      PROPOSED MAXIMUM             AMOUNT OF
TO BE REGISTERED                            REGISTERED             SHARE(4)         OFFERING PRICE(1)(2)      REGISTRATION FEE(3)
-----------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, $0.01 par value.....                                                        --                       --
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value........                                                        --                       --
-----------------------------------------------------------------------------------------------------------------------------------
Debt Securities......................                                                        --                       --
-----------------------------------------------------------------------------------------------------------------------------------
    Total Rule 415 Shelf.............                                                    273,996,250                76,171
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value(4).....       2,840,000              $9.15625             26,003,750(5)                7,229
-----------------------------------------------------------------------------------------------------------------------------------
         Total.......................                                                   $300,000,000                $83,400
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


(1) Or (i) if any Debt Securities are issued as an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any Debt Securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and, for the selling stockholder information, Rule 457(a). Exclusive of accrued interest, if any, on the Debt Securities.

(3) Registration fee previously paid.

(4) Represents shares to be sold by selling stockholders.


(5) Based on the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange on March 26, 1999.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE CANNOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED MARCH 29, 1999


PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED MARCH   , 1999
--------------------------------------------------------------------------------


7,600,000 SHARES

LOGO

CYPRESS SEMICONDUCTOR CORPORATION

COMMON STOCK
--------------------------------------------------------------------------------


     We are selling 4,760,000 shares of Cypress common stock and UBS AG and Deutsche Bank Securities Inc. are selling a total of 2,840,000 shares of Cypress common stock. We will not receive any of the proceeds from the shares of common stock sold by the selling stockholders.



     The underwriter is offering the shares on a firm commitment basis.


     You should read this prospectus supplement together with the prospectus that is to be delivered to you with this prospectus supplement.


     Our common stock is traded on the New York Stock Exchange under the symbol "CY". The last reported sale price of the common stock on the New York Stock Exchange Composite Transactions Tape on March 26, 1999 was $8.9375 per share.


INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 3 OF THE PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE RELATED PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                                                   PROCEEDS TO
                                                        UNDERWRITING          PROCEEDS TO            SELLING
                                     PRICE TO             DISCOUNT              CYPRESS           STOCKHOLDERS
                                      PUBLIC           AND COMMISSION      (BEFORE EXPENSES)    (BEFORE EXPENSES)
------------------------------------------------------------------------------------------------------------------
Per Company Share.............           $                    $                    $                    $
------------------------------------------------------------------------------------------------------------------
Per Selling Stockholder
  Share.......................           $                    $                    $                    $
------------------------------------------------------------------------------------------------------------------
Total.........................           $                    $                    $                    $
------------------------------------------------------------------------------------------------------------------


                           -------------------------

                            WARBURG DILLON READ LLC

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS SUPPLEMENT.


                           -------------------------

                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT



Selling Stockholders........................................  S-3
Use of Proceeds.............................................  S-3
Underwriting................................................  S-4
Legal Matters...............................................  S-5

                           PROSPECTUS
Summary.....................................................    2
Risk Factors................................................    3
Where You Can Find More Information.........................   10
Use of Proceeds.............................................   11
Ratio of Earnings to Fixed Charges..........................   11
Description of The Debt Securities..........................   11
Description of Capital Stock................................   23
Plan of Distribution........................................   25
Legal Matters...............................................   26
Experts.....................................................   26

                              SELLING STOCKHOLDERS


     Of the 2,840,000 shares to be offered by the selling stockholders, 840,000 were originally issued to them pursuant to original settlement terms of certain put options held by them in reliance on an exemption from the registration requirements under Section 3(a)(9) of the Securities Act of 1933. We are registering those shares of the selling stockholders as required by registration rights agreements between us and the selling stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.



     The table below indicates the number of shares of our common stock that the selling stockholders may sell using this prospectus supplement.





                                                                             SHARES BENEFICIALLY
                                    SHARES BENEFICIALLY                      OWNED AFTER OFFERING
                                      OWNED PRIOR TO      NUMBER OF SHARES   --------------------
     NAME OF BENEFICIAL OWNER            OFFERING          BEING OFFERED     NUMBER       PERCENT
     ------------------------       -------------------   ----------------   -------      -------
UBS AG............................       2,815,000           2,815,000             0         0
Deutsche Bank Securities Inc......         125,000              25,000       100,000         *


---------------

 * Less than one percent.


                                USE OF PROCEEDS


     The net proceeds to Cypress from the sale of 4,760,000 shares of common
stock are estimated to be approximately $          million after deducting the
underwriting discount and commission and the estimated offering expenses payable by Cypress.



     The net proceeds from the sale of securities will be used for general corporate purposes, including capital expenditures and working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used. Currently, however, we do not have any understandings, commitments or agreements with respect to any material acquisitions for which a portion of the net proceeds may be used. Pending such uses, we will invest the net proceeds in interest-bearing securities.

                                  UNDERWRITING


     Under the terms and subject to the conditions contained in an underwriting
agreement dated March   , 1999, we and the selling stockholders have agreed to
sell to Warburg Dillon Read LLC 7,600,000 shares of common stock. The underwriter expects to deliver the shares of common stock to purchasers on or
about April   , 1999 against payment in immediately available funds.



     The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock in the offering if any are purchased.



     The underwriter proposes to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement at
that price and to certain dealers at such price less a concession of $     per
share. The underwriter may allow a discount of $     per share on sales to other
broker/dealers. After the public offering of the common stock, the public offering price and concession and discount to dealers may be changed by the underwriter. The underwriter may from time to time increase or decrease the public offering price after the initial public offering to such extent as it may determine.



     The following table summarizes the compensation and estimated expenses we and the selling stockholders will pay. Under the registration rights agreements requiring us to register shares of common stock held by the selling stockholders, we have agreed to indemnify the selling stockholders against certain liabilities under the Securities Act and to pay certain fees relating to the sale of the shares, including the underwriting discount and commission paid by the selling stockholders as set forth below.



                                                              PER SHARE     TOTAL
                                                              ---------   ---------
Underwriting discount and commission paid by us.............   $           $
Expenses payable by us......................................   $           $
Underwriting discount and commission paid by the selling
  stockholders..............................................   $           $



     We and certain of our executive officers have agreed not to offer, sell, contract to sell, announce our intention to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to any additional shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock without the prior written consent of Warburg Dillon Read LLC for a period of thirty days after the date of this prospectus supplement, except in our case issuances as a result of the following:



     - the grant of stock options and issuance of stock under any incentive stock plan in effect on the date of this prospectus supplement;



     - the issuance of stock on exercise, conversion or exchange of any options, warrants, notes or other securities outstanding on the date of this prospectus supplement;



In addition, none of the foregoing will apply to us in connection with any acquisition of a business, corporation, products, or technology.



     We have agreed to indemnify the underwriter against certain liabilities under the Securities Act or contribute to payments which the underwriter may be required to make in that respect.



     In connection with this offering, the underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the shares. These transactions may include stabilization transactions undertaken in accordance with Rule 104 of Regulation M, under which Rule the underwriter and its affiliates may bid for or purchase shares for the purpose of stabilizing their market price. The underwriter also may create a short position for the account of the underwriter by selling more shares in connection with this offering than they are committed to purchase from us, and in that case may purchase shares in the open market following completing of this offering to cover that short position. Any of the transactions described in this paragraph may result in the maintenance of the price of the shares at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     The underwriter or its affiliates have provided and will in the future continue to provide banking and other financial services to us for which they received and will receive customary compensation.



     Warburg Dillon Read LLC is an indirect wholly owned subsidiary of UBS AG, one of the selling stockholders. Because UBS AG will receive more than 10% of the net proceeds of the offering, the offering will be made in compliance with Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.



     UBS AG, as an affiliate of Warburg Dillon Read LLC, is an "underwriter" under Section 2(a)(11) of Securities Act. Deutsche Bank Securities Inc., as a selling stockholder, may be deemed to be an "underwriter" under Section 2(a)(11) of the Securities Act.



                                 LEGAL MATTERS



     The validity of the issuance of the shares of common stock offered by this prospectus supplement will be passed upon for Cypress and the selling stockholders by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain legal matters in connection with the offering will be passed upon for the underwriter by Gibson, Dunn & Crutcher LLP, New York, New York.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE CANNOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                  SUBJECT TO COMPLETION, DATED MARCH 29, 1999


PROSPECTUS

                       CYPRESS SEMICONDUCTOR CORPORATION
                           -------------------------

                                  $300,000,000

                           -------------------------


                      BY THIS PROSPECTUS, WE MAY OFFER --



                                  COMMON STOCK


                                PREFERRED STOCK


                                DEBT SECURITIES


                           -------------------------

     SEE "RISK FACTORS" ON PAGE 3 FOR INFORMATION YOU SHOULD CONSIDER BEFORE BUYING THE SECURITIES.

                           -------------------------

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                           -------------------------

     This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

              This prospectus is dated                     , 1999

                                    SUMMARY

PROSPECTUS SUPPLEMENT


     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."


OFFICES AND PLACE OF INCORPORATION

     Cypress Semiconductor Corporation is an international supplier of high-performance integrated circuits with worldwide headquarters in San Jose. We commenced operations in 1982 and were incorporated in California in December 1982. In February 1987, we were reincorporated in Delaware. Our principal executive offices are located at 3901 North First Street, San Jose, California 95134. Our telephone number is (408) 943-2600. Our Internet address is http://www.cypress.com.


THE SECURITIES WE MAY OFFER



     We may offer up to $300,000,000 of any of the following securities: debt securities, preferred stock and common stock. The prospectus supplement will describe the specific amounts, prices and terms of these securities.


  Debt Securities

     We may offer unsecured general obligations in the form of either senior or subordinated debt. Senior debt includes our notes, debt and guarantees, which are for money borrowed and not subordinated. Subordinated debt, designated at the time it is issued, is entitled to interest and principal payments after the senior debt payments.

     The senior and subordinated debt will be issued under separate indentures between us and State Street Bank and Trust Company of California, N.A., as trustee. We have summarized the general features of the debt from the indentures. We encourage you to read the indentures, which are exhibits to our registration statement on Form S-3, file no. 333-67203, and the documents listed below under the heading "Where You Can Find More Information."

  Preferred Stock

     We may issue preferred stock in one or more series and will determine the dividend, voting, and conversion rights, and other provisions at the time of sale.

  Common Stock

     Common stock holders are entitled to receive dividends declared by the Board of Directors, subject to rights of preferred stock holders. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

                                  RISK FACTORS

     You should carefully consider the risks described below before participating in this offering. If any of the following risks actually occur, our business financial condition and operating results could be materially adversely affected, the trading price of our common stock could decline, and you might lose all or part of your investment.

     This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipate," "believes," "expects," "future," "intends" and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described below and elsewhere in this prospectus.

CYPRESS' FUTURE OPERATING RESULTS ARE VERY LIKELY TO FLUCTUATE AND THEREFORE MAY FAIL TO MEET EXPECTATIONS.

     Cypress' operating results have varied widely in the past, and may continue to fluctuate in the future. In addition, our operating results may not follow any past trends. Our future operating results will depend on many factors and may fluctuate and fail to meet the expectations of the company or others for a variety of reasons set forth in these risk factors. Any downward fluctuation or failure to meet expectations will likely adversely affect the value of your investment in our stock. The factors we believe make our results more likely to fluctuate, and difficult to predict, than results of a typical, non-technology company our size and age, and which are therefore most likely to produce departure from expectations, include:

     - the intense competitive pricing pressure to which our products are subject, which can lead to rapid and unexpected declines in average selling prices;

     - the complexity of our manufacturing processes and the sensitivity of our production costs to declines in manufacturing yields, which make yield problems both possible and costly when they occur;

     - the need for constant, rapid new product introductions which present an ongoing design and manufacturing challenge significantly impacted by even relatively minor errors, and which may never achieve expected market demand.

As a result of these or other factors we could fail to achieve our expectations as to future revenues, gross profit and income from operations. Also, the performance of the semiconductor industry as a whole is characterized by cyclical swings in revenue and profitability and these swings may adversely impact Cypress.

     Since we recognize revenues from sales to our domestic distributors only when these distributors make a sale to customers, we are highly dependent on the accuracy of their resale estimates. The occurrence of inaccurate estimates also contributes to the difficulty in predicting our quarterly revenue and results of operations, particularly in the last month of the quarter.

CYPRESS FACES PERIODS OF INDUSTRY-WIDE SEMICONDUCTOR OVERSUPPLY WHICH HARM ITS RESULTS.

     The semiconductor industry has historically been characterized by wide fluctuations in the demand for, and supply of, its products, and these fluctuations have helped produce many occasions when supply and demand for the industry's products are not in balance. In the past, our operating results have been adversely affected by these industry-wide fluctuations in the demand for semiconductors, which have resulted in under-utilization of our manufacturing capacity. In some cases, industry downturns with these characteristics have lasted more than a year. If these cycles continue, they will materially and adversely affect our business, financial condition and results of operations.

CYPRESS' FINANCIAL RESULTS COULD BE ADVERSELY IMPACTED IF THE MARKETS IN WHICH IT SELLS ITS PRODUCTS DO NOT GROW.

     Cypress' continued success depends in large part on the continued growth of various electronics industries that use our semiconductors, including the following industries:

     - data communications and telecommunications equipment;

     - computers and computer related peripherals;

     - automotive electronics;

     - industrial controls; and

     - customer electronics equipment and military equipment.

     A significant portion of our products are incorporated into data communications and telecommunication end-products. Any decline in the demand for networking applications, mass storage, telecommunications, cellular base stations, cellular handsets and other personal communication devices which incorporate our products could adversely affect our business, financial condition and operating results. In addition, certain of our products, including Universal Serial Bus micro-controllers, high frequency clocks and static RAMs, are incorporated into computer and computer-related products, which have historically experienced significant fluctuations in demand. In addition, we may be materially and adversely affected by slower growth in the other markets in which we sell our products.

CYPRESS IS AFFECTED BY A GENERAL PATTERN OF PRODUCT PRICE DECLINE AND FLUCTUATIONS WHICH CAN ADVERSELY IMPACT OUR BUSINESS.

     Even in the absence of an industry downturn, the average selling prices of our products historically have decreased during the products' lives, and we expect this trend to continue. In order to offset these average selling price decreases, we attempt to manufacture the products more cheaply, to generate greater unit demand to reduce fixed costs per unit and to introduce new, higher priced products that incorporate advanced features. If our efforts to achieve these cost reductions, increased unit demand or new product introductions are not successful or do not occur in a timely manner, or if our newly introduced products do not gain market acceptance, our business, financial condition and results of operations could be materially and adversely affected.

     In addition to following the general pattern of decreasing average prices referenced above, the selling prices for certain products, particularly commodity static RAM products, fluctuate significantly with real and perceived changes in the balance of supply and demand for these products. Growth in worldwide supply of static RAMs in recent periods resulted in a decrease in average selling prices for our products. In the event we are unable to decrease per unit manufacturing costs faster than the rate at which average selling prices continue to decline, our business, financial condition and results of operations will be materially and adversely affected. In addition, we expect our competitors to invest in new manufacturing capacity and achieve significant manufacturing yield improvements in the future. These developments could dramatically increase worldwide supply of static RAM products and associated downward pressure on pricing.

CYPRESS MAY BE UNABLE TO ADEQUATELY PROTECT ITS INTELLECTUAL PROPERTY RIGHTS, AND MAY FACE SIGNIFICANT EXPENSES AS A RESULT OF ONGOING, OR FUTURE, LITIGATION.

     Protection of intellectual property rights is crucial to Cypress, since that is how we keep others from copying the innovations which are central to our existing and future products. So although we are not currently, we may become involved in litigation to enforce our patents or other intellectual property rights, to protect our trade secrets and know-how, to determine the validity or scope of the proprietary rights of others, or to defend against claims of invalidity. This kind of litigation can be expensive, regardless of whether we win or lose.

     Also, Cypress is now and may again become involved in litigation relating to alleged infringement by us of others' patents or other intellectual property rights. This kind of litigation is frequently expensive to both the winning party and the losing party and takes up large amounts of management's time and attention. In addition, if we lose in this kind of litigation a court could require us to pay substantial damages and/or royalties, prohibiting from using essential technologies. For these and other reasons, this kind of litigation could have a material adverse effect on our business, financial condition and results of operations. Also, although we may seek to obtain a license under a third party's intellectual property rights in order to bring an end to certain claims or actions asserted against us, we may not be able to obtain such a license on reasonable terms or at all.

     We have entered into technology license agreements with third parties which give those parties the right to use patents and other technology developed by us, and which give us the right to use patents and other technology developed by them. We anticipate that we will continue to enter into this kind of licensing arrangements in the future; however, it is possible that licenses we want will not be available to us on commercially reasonable terms. If we lose existing licenses to key technology, or are unable to enter into new licenses which we deem important, it could have a material adverse effect on our business, financial condition and results of operations.

     Because it is critical to our success that we are able to prevent competitors from copying our innovations, we intend to continue to seek patent, trade secret and mask work protection for our semiconductor manufacturing technologies. The process of seeking patent protection can be long and expensive, and we cannot be certain that any currently pending or future applications will actually result in issued patents, or that, even if patents are issued, they will be of sufficient scope or strength to provide meaningful protection or any commercial advantage to us. Furthermore, others may develop technologies that are similar or superior to our technology or design around the patents we own. We also rely on trade secret protection for our technology, in part through confidentiality agreements with our employees, consultants and third parties. However, employees may breach these agreements, and we may not have adequate remedies for any breach. In any case, others may come to know about or determine our trade secrets through a variety of methods. In addition, the laws of certain territories in which we develop, manufacture or sell our products may not protect our intellectual property rights to the same extent as do the laws of the United States.

CYPRESS' FINANCIAL RESULTS COULD BE ADVERSELY IMPACTED IF IT FAILS TO DEVELOP, INTRODUCE AND SELL NEW PRODUCTS OR FAILS TO DEVELOP AND IMPLEMENT NEW MANUFACTURING TECHNOLOGIES.

     Like many semiconductor companies, which frequently operate in a highly competitive, quickly changing environment marked by rapid obsolescence of existing products, Cypress' future success depends on its ability to develop and introduce new products which customers choose to buy. In the last three recent years we have introduced an average of 131 new products a year, and these products have been an important source of revenue for us. If we fail to compete and introduce new product designs in a timely manner or are unable to manufacture products according to the requirements of these designs, discussed more below, or if our customers do not successfully introduce new systems or products incorporating ours, or market demand for our new products does not exist as anticipated, our business, financial condition and results of operations could be adversely affected.

     For Cypress and many other semiconductor companies, introduction of new products is a major manufacturing challenge. The new products the market requires tend to be increasingly complex, incorporating more functions and operating at greater speed than prior products. Increasing complexity generally requires smaller features on a chip. This makes manufacturing new generations of products substantially more difficult than prior products. Ultimately, whether we can successfully introduce these and other new products depends on our ability to develop and implement new ways of manufacturing semiconductors. If we are unable to design, develop, manufacture, market and sell new products successfully, our business, financial condition and results of operations would be materially and adversely affected.

INTERRUPTIONS IN THE AVAILABILITY OF RAW MATERIALS CAN ADVERSELY IMPACT CYPRESS' FINANCIAL PERFORMANCE.

     Cypress' semiconductor manufacturing operations require raw materials that must meet exacting standards. We generally have available more than one source of these materials, but there are only a limited number of suppliers capable of delivering certain raw materials that meet our standards. If we need to use other companies as suppliers, we would need them to go through a qualification process. In addition, the raw materials we need for our business could get harder to obtain as worldwide use of semiconductors increases. Although we have faced shortages from time to time in the past and on occasion our suppliers have told us they need more time than expected to fill our orders, to date we have not experienced any significant interruption in operations as a result of difficulties in obtaining raw materials for our manufacturing operations. However, interruption of any raw material source could have a material adverse effect on our business, financial condition and results of operations.

OPERATIONAL PROBLEMS EXPERIENCED BY ASSEMBLY AND TEST SUBCONTRACTORS USED BY CYPRESS CAN ADVERSELY IMPACT ITS FINANCIAL PERFORMANCE.

     A high percentage of our products are assembled, packaged and tested at our manufacturing facility located in the Philippines. We rely on independent subcontractors to assemble, package and test the balance of our products. This reliance involves certain risks, since we have reduced control over manufacturing quality and delivery schedules, whether these companies have adequate capacity to meet our needs and whether or not they discontinue or phase-out assembly processes we rely on. We cannot be certain that these subcontractors will continue to assemble, package and test products for us, and it might be difficult for us to find alternatives if they do not do so.

THE COMPLEX, ESSENTIAL NATURE OF CYPRESS' MANUFACTURING ACTIVITIES MAKE THE COMPANY HIGHLY SUSCEPTIBLE TO MANUFACTURING PROBLEMS AND THESE PROBLEMS CAN HAVE SUBSTANTIAL NEGATIVE IMPACT WHEN THEY OCCUR.

     Making semiconductors is a highly complex and precise process, requiring production in a tightly controlled, clean environment. Even very small impurities in our manufacturing materials, difficulties in the wafer fabrication process, defects in the masks used to print circuits on a wafer or other factors can cause a substantial percentage of wafers to be rejected or numerous chips on each wafer to be nonfunctional. We may experience problems in achieving an acceptable success rate in the manufacture of wafers, and the likelihood of facing such difficulties is higher in connection with the transition to new manufacturing methods. The interruption of wafer fabrication or the failure to achieve acceptable manufacturing yields at any of our facilities would have a material adverse effect on our business, financial condition and results of operations. We may also experience manufacturing problems in our assembly and test operations and in the introduction of new packaging materials.

CYPRESS MAY NOT BE ABLE TO USE ALL OF ITS EXISTING OR FUTURE MANUFACTURING CAPACITY, WHICH CAN NEGATIVELY IMPACT ITS BUSINESS.

     Cypress has spent, and expects to continue spending, large amounts of money to upgrade and increase its wafer fabrication, assembly and test manufacturing capability and capacity. If we end up not needing this capacity and capability for any of a variety of reasons, including inadequate demand or a significant shift in mix of product orders making our existing capacity and capability inadequate or in excess of actual needs, our fixed costs per semiconductor produced will increase, which will adversely affect us. In addition, if the need for more advanced technologies requires accelerated conversion to technologies capable of manufacturing semiconductors having smaller features, or using larger wafers, we are likely to face higher operating expenses and the need to write-off capital equipment made obsolete by the technology conversion, which could adversely affect our business and results of operations.

CYPRESS' OPERATIONS AND FINANCIAL RESULTS COULD BE SEVERELY HARMED BY CERTAIN NATURAL DISASTERS.

     Cypress' headquarters and some manufacturing facilities are located near major earthquake faults. If a major earthquake or other natural disaster occurs, we could suffer damages that could materially and adversely affect our business, financial condition and results of operations.

CYPRESS' BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION WILL BE ADVERSELY IMPACTED IF IT FAILS TO COMPETE IN ITS HIGHLY COMPETITIVE INDUSTRY AND MARKETS.

     The semiconductor industry is intensely competitive. This intense competition results in a difficult operating environment for most companies in the industry, including Cypress, marked by erosion of product sale prices over the lives of each product, rapid technological change, limited product life cycles and strong domestic and foreign competition in many markets. If we are not able to compete successfully in this environment, our business, operating results and financial condition will be adversely affected. A primary cause of this highly competitive environment is the strengths or our competitors; the industry consists of major domestic and international semiconductor companies, many of which have substantially greater financial, technical, marketing, distribution and other resources than we do. Cypress faces competition from other domestic and foreign high performance integrated circuit manufacturers, many of which have advanced technological capabilities and have increased their participation in markets which are important to us. Our ability to compete successfully in a rapidly evolving high performance end of the semiconductor technology spectrum depends on many factors, including:

     - our success in developing new products and manufacturing technologies;

     - the quality and price of our products;

     - the diversity of our product line;

     - the cost effectiveness of our design, development, manufacturing and marketing efforts;

     - the pace at which customers incorporate our products into their systems, and

     - the number and nature of our competitors and general economic conditions.

     We believe we currently compete effectively in the above areas to the extent they are within our control; however, given the pace at which events change in the industry, our current abilities are not a guarantee of future success.

CYPRESS MUST BUILD SEMICONDUCTORS BASED ON ITS FORECASTS OF DEMAND, AND CAN END UP WITH LARGE AMOUNTS OF UNSOLD PRODUCT IF ITS FORECASTS ARE WRONG.

     Cypress must order materials and build semiconductors based on its existing orders, which may be cancelled under many circumstances, and to a greater extent on its internal forecasts. As a result, we are very dependent on our forecasts to predict what we think we will be able to sell. Because our markets are volatile and subject to rapid technology and price changes, our forecasts may be wrong, and we may make too many or too few of certain products. Also, our customers frequently place orders requesting product delivery almost immediately after the order is made, which makes forecasting customer demand all the more difficult. The above factors also make it difficult to forecast quarterly operating results. If we are unable to predict accurately the appropriate amount of product required to meet customer demand, our business, financial condition and results of operations could be materially adversely affected.

CYPRESS MUST SPEND HEAVILY ON EQUIPMENT TO STAY COMPETITIVE, AND WILL BE ADVERSELY IMPACTED IF IT IS UNABLE TO SECURE FINANCING FOR SUCH INVESTMENTS.

     Semiconductor manufacturers generally must spend heavily on equipment to maintain or increase manufacturing capacity and capability in order to remain competitive. In particular, Cypress expects to spend in excess of $100 million on equipment in 1999 and anticipates significant continuing capital expenditures in subsequent years. In the past, we have reinvested a substantial portion of our cash flow from operations in capacity expansion and improvement programs. However, our cash flows from operations depend primarily on average selling prices, which have been declining, and the per unit cost of our products. If we are unable to decrease costs for our products at a rate at least as fast as the rate of decline in selling prices for such products, we may not be able to generate enough cash flow from operations to maintain or increase manufacturing capability and capacity as necessary. In that case we would need to seek financing from external sources to satisfy our needs for manufacturing equipment and, if cash flow from operations declines too much, for operational cash needs as well. However, such financing may not be available on terms which are satisfactory to us, in which case our business, financial condition and results of operations will be adversely impacted.

CYPRESS COMPETES WITH OTHERS TO ATTRACT AND RETAIN KEY PERSONNEL, AND ANY LOSS OF, OR INABILITY TO ATTRACT, SUCH PERSONNEL WOULD HURT THE COMPANY.

     To a greater degree than most non-technology companies, Cypress depends on the efforts and abilities of certain key management and technical personnel. Our future success will depend in part upon our ability retain these personnel, and to attract and retain other highly qualified personnel, particularly product design engineers. We compete for such personnel with other companies, academic institutions, government entities and other organizations. Competition for personnel such as these is intense throughout the technology industry and we may not be successful in hiring or retaining new or existing qualified personnel. If we lose existing qualified personnel or are unable to hire new qualified personnel as needed, our business, financial condition and results of operations could be adversely affected.

CYPRESS FACES ADDITIONAL PROBLEMS AND UNCERTAINTIES ASSOCIATED WITH INTERNATIONAL OPERATIONS THAT COULD ADVERSELY IMPACT IT.

     International sales represented 39% of our revenues in 1998 and 36% in 1997. Our offshore assembly and test operations, as well as our international sales, face risks frequently associated with foreign operations, including

     - currency exchange fluctuations,

     - political instability,

     - changes in local economic conditions,

     - the devaluation of local currencies,

     - import and export controls, and

     - changes in tax laws, tariffs and freight rates.

     To the extent any such risks materialize, our business, financial condition and results of operations could be materially and adversely affected.

CYPRESS MUST COMPLY WITH MANY DIFFERENT ENVIRONMENTAL REGULATIONS, WHICH CAN BE EXPENSIVE.

     Cypress must comply with many different federal, state and local governmental regulations related to the storage, use, discharge and disposal of toxic, volatile or otherwise hazardous chemicals used in its manufacturing process. This compliance can be expensive. In addition, over the last several years, the public has paid a great deal of attention to the potentially negative environmental impact of semiconductor manufacturing operations. This attention and other factors may lead to changes in environmental regulations which could force us to purchase additional equipment or comply with other potentially costly requirements. If we fail to control the use of, or to adequately restrict the discharge of, hazardous substances under present or future regulations, we could face substantial liability or suspension of our manufacturing operations, which could have a material adverse effect on our business, financial condition and results of operations.

CYPRESS DEPENDS ON THIRD PARTIES TO TRANSPORT ITS PRODUCTS AND COULD BE HARMED IF THESE PARTIES EXPERIENCE PROBLEMS.

     Cypress relies on independent carriers and freight forwarders to move its products between manufacturing plants and to its customers. Cypress has limited control over these parties; however, any transport or delivery problems because of their errors, or because of unforeseen interruptions in their activities due to factors such as strikes, political instability, natural disasters and accidents, could have a materially adverse effect on our business, financial conditions and results of operations and ultimately impact our relationship with our customers.

CYPRESS' OPERATIONS AND PRODUCTS MAY NOT FUNCTION PROPERLY IN THE YEAR 2000 WHICH COULD SIGNIFICANTLY HARM ITS BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     In less than a year, most companies will face a potentially serious problem because many software applications, operational systems and equipment with embedded chips or processors may not properly recognize or accurately process calendar dates beginning in the year 2000, due to the prevalent use of two digits to represent the year in these systems and equipment.

     Like many other companies, the year 2000 issue poses a risk for Cypress. The year 2000 problem could affect our computers, software and other equipment we use and operate. This could result in system failures causing disruptions in operations, including among other things, interruptions in manufacturing, design and process development operations; temporary disruptions in processing business transactions; and disruptions in other normal business operations.

     Cypress has taken company-wide actions to assess the nature and extent of work required to prepare its products, systems, equipment and infrastructure for January 1, 2000. In addition, we have engaged in the process of evaluating our key suppliers and customers to determine the extent to which our operations are vulnerable based upon third parties' failure to address their own year 2000 issues. These activities represent our ongoing efforts to address the year 2000 problem that we commenced with the implementation of a year 2000-compliant accounting software system in 1997.

     Cypress' president and executive staff have assumed the responsibility of managing the impact of the year 2000 problem on all aspects of our operations, including programs for identification, inventory taking, risk assessment and cost estimates of problems associates with the year 2000; the plans, remediation effort and testing methodology to correct those problems; and the development of contingency plans if some of the corrective actions fail to correct the problem or do not get implemented in a timely manner. These activities, in varying phases, are currently in process.

     It is our objective to ensure that our internal business (MIS) systems are compliant by March 1999 and that the rest of our systems, equipment and infrastructure are compliant by June 1999. Our efforts over the past three months have shifted in focus from inventory taking and assessment to remediation, testing, and contingency planning activities. All mission critical systems, equipment, and infrastructure elements are being tested for year 2000 readiness by June 1999. We have also begun contingency planning efforts, considering Cypress' entire supply chain and external infrastructure, to ensure plans will be in place to address any unforeseen year 2000 failures.

     Through 1998, Cypress has incurred little cost in addressing the year 2000 problem. In 1999 we expect to incur between two and three million dollars of expense and capital outlays for remediation, testing and contingency planning efforts.

     In the event year 2000 issues relating to key customers and suppliers are not successfully resolved, based on information available to us at present, we believe that the most reasonably likely worst case scenario is a temporary disruption in infrastructure service, particularly power and telecommunications, which could adversely impact supplier deliveries or customer shipments. If severe disruptions occur in these areas and are not corrected in a timely manner, a revenue or profit shortfall may result in fiscal year 2000.

     Cypress year 2000 contingency planning efforts are guided by three elements and specifically expressed in our Year 2000 Mission: (1) Cypress serves its customers continuously, (2) Cypress maintains continuous employment, and (3) Cypress increases shareholder value relative to its competitors. The executive staff of Cypress is directly responsible for developing and approving Cypress' Year 2000 contingency planning efforts, and the team is led by the CEO. The operating assumption that external infrastructure may be down for up to 2 - 4 weeks has been used in order to create a suitable framework for contingency planning efforts, and as a result, Cypress expects to have plans in place to address any unforeseen year 2000 failures. Our contingency planning efforts will continue through June 1999, at which time these activities will be documented and implemented accordingly. A number of business responses are being actively considered and all should be viewed as likely for some segment of our customer/supplier base:

     - developing second/alternate source suppliers for critical raw materials and subcontract operations,

     - work-in-process inventory "build ahead" in Cypress wafer fab locations,

     - finished goods inventory "build ahead" in Cypress/subcontractor assembly locations,

     - increased consignment inventory programs for strategic customers, up to 3 months on customer premises,

     - higher year-end 1999 stocking levels for primary Cypress distributors,

     - partial/full company shutdown for up to 14 days,

     - facility "safe state" plans, including plans to preserve equipment and the controlled environment of manufacturing facilities, i.e., temperature and humidity controls, for a period of 2 weeks using self-generated power in the event of infrastructure shutdown, and

     - early payment/collection as well as delayed payment/collection for Cypress suppliers, customers and employees.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Commission, in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the Commission in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission's World Wide Web site at http://www.sec.gov.

     The Commission allows us to "incorporate by reference" the information we filed with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:


     - Annual Report on Form 10-K for the fiscal year ended January 3, 1999.



     - Current Report on Form 8-K dated February 12, 1999, as amended on Form 8-K/A filed with the Commission on March 24, 1999; and


     - The description of our common stock contained in Form 8-A filed with the Commission on May 12, 1986, and any amendment or report filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
        Chief Financial Officer
        Cypress Semiconductor Corporation
        3901 North First Street
        San Jose, California 95134
        (408) 943-2600

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                USE OF PROCEEDS

     Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including capital expenditures and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used. Currently, however, we do not have any understandings, commitments or agreements with respect to any material acquisitions for which a portion of the net proceeds may be used. Pending such uses, we will invest the net proceeds in interest-bearing securities.


                       RATIO OF EARNINGS TO FIXED CHARGES


     The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                        1994    1995     1996     1997    1998
                                                        ----    -----    -----    ----    ----
Ratio of earnings to fixed charges..................    14.4x   19.7x     9.3x    2.8x      --(1)

(1) Earnings were inadequate to cover fixed charges by $124.9 million.

     These computations include us and our consolidated subsidiaries, and 50% or less equity companies. For these ratios, "earnings" is determined by adding "total fixed charges," excluding interest capitalized, income taxes, minority common stockholders' equity in net income and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings and adding back losses of companies in which at least 20% but less than 50% equity is owned. For this purpose, "total fixed charges" consists of (1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.

                       DESCRIPTION OF THE DEBT SECURITIES

     The debt securities will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and State Street Bank and Trust Company of California, N.A., as trustee. Senior debt securities will be issued under a "Senior Indenture" and subordinated debt securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and Subordinated Indenture are called "Indentures."

     The prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of debt securities. The following summary of certain provisions of the Indentures is not complete. You should look at the applicable Indenture that is filed as an exhibit to the registration statement. In the summary below, we have included references to section and article numbers of the Indentures so that you may easily refer to such provisions.

GENERAL

     Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. This provision is set forth in section 301 of the applicable Indenture.

     Senior debt securities will be unsecured and unsubordinated obligations and will rank on a parity with all other unsecured and unsubordinated indebtedness, unless otherwise specified in the prospectus supplement.

     Subordinated debt securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of Cypress, including any outstanding senior debt securities. See "Subordination" and the prospectus supplement.

     We are not limited as to the amount of debt securities that we may issue under the Indentures. The Indentures do not contain financial or similar restrictive covenants. In addition, the Indentures do not provide protection to holders of debt securities against a sudden or dramatic decline in credit quality. For example, there would be no protection from a takeover, recapitalization, special dividend or other restructuring involving Cypress.

     The prospectus supplement will set forth the following terms:

     - whether the debt securities are senior or subordinated,

     - the offering price,

     - the title,

     - any limit on the aggregate principal amount,

     - the person who shall be entitled to receive interest, if other than the record holder on the record date,

     - the date the principal will be payable,

     - the interest rate, if any, the date from which interest will accrue, the interest payment dates and the regular record dates,

     - the place for payment of principal, premium, if any, and interest,

     - the period, price and terms and conditions for redemption at the option of Cypress,

     - our obligation, if any, to redeem or purchase debt securities pursuant to any sinking fund or similar provision or at the option of the holder, and the period, price and terms and conditions for redemption or purchase,

     - the denominations of debt securities, if other than denominations of $1,000 and any integral multiple of $1,000,

     - if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula,

     - if other than U.S. currency, the currency or currency units in which the principal, premium or interest will be payable,

     - if, at our election or the option of the holder, the principal, premium, if any, or interest is payable in one or more currencies or currency units other than those in which debt securities are stated to be payable, the currency or currency units in which payment of any such amount as to which such election is made will be payable, the periods, the terms and conditions upon which election shall be made and the amount payable,

     - if other than the entire principal amount, the portion of the principal amount that will be payable upon acceleration of stated maturity,

     - if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount as of any such date for any purpose,

     - if applicable, that the debt securities are defeasible under the Indentures as described under "Defeasance and Covenant
       Defeasance -- Defeasance and Discharge" or "Defeasance and Covenant Defeasance -- Defeasance of Certain Covenants,"

     - if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our common stock or other securities or property,

     - whether the debt securities will be issuable in the form of a global security and, if so, the depositary and the form of any legend on the global security,

     - in the case of subordinated debt securities, whether the subordination provisions described below under "Subordination" will apply or whether different subordination provisions will apply,

     - any addition to or change in the Events of Default and any change in the right of the trustee or the holders to declare the principal amount due and payable,

     - any addition to or change in the Indenture covenants described under "Restrictive Covenants,"

     - any other terms of such debt securities not inconsistent with the relevant Indenture.

These provisions are set forth in section 301 of the applicable Indenture.

     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which, at the time of issuance, is below market rates.

CONVERSION

     Debt securities may be convertible into or exchangeable for common stock, preferred stock or other securities or property as set forth in the prospectus supplement. The prospectus supplement will specify whether, among other things, the conversion is mandatory or at the option of the holder, as well as other terms and conditions of conversion.

SUBORDINATION

     Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated debt securities.

     The indebtedness evidenced by the subordinated debt securities is subordinated to the extent provided in the Subordinated Indenture to the prior payment in full of all Senior Indebtedness, including any senior debt securities.

     Upon any distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, or in bankruptcy, insolvency, receivership or similar proceedings, payment of the principal of, premium, if any, and interest on the subordinated debt securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full in cash of all Senior Indebtedness.

     In the event of any acceleration of the subordinated debt securities because of an Event of Default, the holders of any Senior Indebtedness then outstanding would be entitled to payment in full in cash of all obligations in respect to such Senior Indebtedness before the holders of subordinated debt securities are entitled to receive any payment or other distribution. We are required to promptly notify holders of Senior Indebtedness if payment of subordinated debt securities is accelerated because of an Event of Default. These provisions are set forth in section 1502 of the Subordinated Indenture.

     We also may not make any payment upon or redemption of or purchase or otherwise acquire the subordinated debt securities if:

     - a default in the payment of the principal of, premium, if any, interest, rent or other obligations, in respect of Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace, or

     - any other default occurs and is continuing with respect to Designated Senior Indebtedness, as defined, that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the trustee receives a notice of such default, which we refer to as a payment blockage notice, from us or any other person permitted to give such notice under the Subordinated Indenture.

     We may and shall resume payments on the subordinated debt securities:

     - in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist, and

     - in the case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after the date on which the applicable payment blockage notice is received. No new period of payment blockage may be commenced pursuant to a payment blockage notice unless and until 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice.

     No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee, unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred, shall be, or be made, the basis for a subsequent payment blockage notice. These provisions are set forth in section 1504 of the Subordinated Indenture.

     By reason of the subordination provisions described above, in the event of our bankruptcy, dissolution or reorganization, holders of Senior Indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than the other creditors of Cypress. Such subordination will not prevent the occurrence of any Event of Default under the Subordinated Indenture.

     We may further describe the provisions, if any, applicable to the subordination of a particular series of subordinated debt securities in the prospectus supplement.

     We are not limited or prohibited from incurring additional Senior Indebtedness under the Subordinated Indenture. Senior debt securities, if and when issued, will constitute Senior Indebtedness.

  Definitions of Senior Indebtedness, Indebtedness and Designated Senior Indebtedness

     "Senior Indebtedness" means the principal of, premium, if any, interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of Cypress, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Cypress, including all deferrals, renewals extensions or refundings of, or amendments, modifications or supplements to, the foregoing, unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the subordinated debt securities or expressly provides that such Indebtedness is "pari passu" or "junior" to the subordinated debt securities.

     Senior Indebtedness does not include:

     - any Indebtedness of Cypress to any subsidiary of Cypress, and

     - our 6% Convertible Subordinated Notes due 2002.

     "Indebtedness" means, with respect to any person, and without duplication:

     (1) all indebtedness, obligations and other liabilities, contingent or otherwise, of such person for borrowed money, including obligations of such person (a) in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (b) evidenced by bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services,

     (2) all reimbursement obligations and other liabilities, contingent or otherwise, of such person with respect to letters of credit, bank guarantees or bankers' acceptances,

     (3) all obligations and liabilities, contingent or otherwise, in respect of leases of such person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such person, or under other leases for facilities equipment or related assets, whether or not capitalized, entered into or leased for financing purposes, as determined by Cypress, and all obligations and other liabilities, contingent or otherwise, or under any lease or related document, including a purchase agreement, in connection with the lease of real property or improvements thereon which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of leased property to the lessor and the obligations of such person under such lease or related document to purchase or to cause a third party to purchase such leased property,

     (4) all obligations of such person, contingent or otherwise, with respect to an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement,

     (5) all direct or indirect guaranties or similar agreements by such person in respect of, and obligations or liabilities, contingent or otherwise, of such person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (1) through (4),

     (6) any indebtedness or other obligations described in clauses (1) through
         (4) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such person, and

     (7) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through
         (6).

     "Designated Senior Indebtedness" means our obligations under any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Subordinated Indenture, provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.

FORM, EXCHANGE AND TRANSFER

     The debt securities will be issuable only in fully registered form, without coupons. Unless otherwise specified in the prospectus supplement, debt securities will be issued only in denominations of $1,000 and integral multiples of $1,000. These provisions are set forth in section 302 of the applicable Indenture.

     At the option of the holder, subject to the terms of the Indentures and the limitations applicable to global securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and aggregate principal amount. These provisions are set forth in section 305 of the applicable Indenture.

     Subject to the terms of the Indentures and the limitations applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us. No service charge will be imposed for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable as a result of the transfer or exchange. Such transfer or exchange will be effected upon the security registrar or such transfer agent being satisfied with the documents of title and identity of the person making the request.

     We have initially appointed the trustee as security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. These provisions are set forth in section 305 of the applicable Indenture.

     If the debt securities of any series are to be redeemed in part, we will not be required to:

     - issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of such mailing, or

     - register the transfer or exchange of any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

These provisions are set forth in section 305 of the applicable Indenture.

GLOBAL SECURITIES

     Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the represented debt securities. Each global security will:

     - be registered in the name of a depositary or nominee thereof identified in the prospectus supplement,

     - be deposited with the depositary or nominee, and

     - bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

     No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of the depositary unless:

     - the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the Indentures,

     - there shall have occurred and be continuing an Event of Default with respect to the debt securities represented by such global security, or

     - there shall exist such circumstances, if any, in addition to or instead of those described above as may be described in the prospectus supplement.

All securities issued in exchange for a global security or any portion of a global security will be registered in such names as the depositary may direct. These provisions are set forth in sections 204 and 305 of the applicable Indenture.

     As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of such global security and the debt securities represented by such global security for all purposes under the debt securities and the Indentures. Except in the limited circumstances referred to above, owners of beneficial interests in a global security:

     - will not be entitled to have the global security or any debt securities represented by the global security registered in their names,

     - will not receive or be entitled to receive physical delivery of certificated debt securities in exchange for the global security, and

     - will not be considered to be the owners or holders of such global security or any debt securities represented by the global security.

     All payments of principal, premium, if any, and interest on a global security will be made to the depositary or its nominee as the holder of such global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

     Ownership of beneficial interests in a global security will be shown on and effected through, records maintained by the depositary, with respect to participants' interests, or any such participant, with respect to interests of persons held by such participants on their behalf.

     Payments, transfers, exchanges and other matters relating to beneficial interests in a global security will be subject to various depositary policies and procedures. The depositary policies and procedures may change from time to time. Neither Cypress nor the trustee will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security, or one or more predecessor debt securities, is registered at the close of business on the regular record date. This provision is set forth in section 307 of the applicable Indenture.

     Unless otherwise indicated in the prospectus supplement, principal, premium, if any, and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. However, at our option, we may pay interest by mailing a check to the record holder.

     Unless otherwise indicated in the prospectus supplement, the corporate trust office of the trustee will be designated as our sole paying agent. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. These provisions are set forth in section 1002 of the applicable Indenture.

     All moneys paid by us to a paying agent for the payment of the principal, premium, if any, or interest on any debt security which remain unclaimed (1) for a period ending the earlier of 10 business days prior to the date such money would be turned over to the State, or (2) at the end of two years after such principal, premium or interest has become due and payable, will be repaid to us, and thereafter, the holder of such debt security may look only to us for payment. These provisions are set forth in section 1003 of the applicable Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any successor person, unless:

     - the successor person, if any, is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States, or any state of the United States, and assumes Cypress's obligations on the debt securities and under the Indentures,

     - immediately after giving effect to the transaction, and treating any indebtedness which becomes an obligation of Cypress or any subsidiary as a result of the transaction as having been incurred by it at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and

     - certain other conditions are met.

     These provisions are set forth in section 801 of the applicable Indenture.

EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default, unless the prospectus supplement makes the event inapplicable to a particular series of debt securities:

     (1) failure to pay principal of or any premium on any debt security of that series when due, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture,

     (2) failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture,

     (3) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not such deposit is prohibited by the subordination provisions of the Subordinated Indenture,

     (4) failure of Cypress to perform any other covenant required of us in the Indenture, other than a covenant included in the Indentures solely for the benefit of a series other than that series, continued for 60 days after written notice has been given by the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding Securities of that series, as provided in the Indentures,

     (5) certain events in bankruptcy, insolvency or reorganization with respect to Cypress, and

     (6) any other Event of Default specified in the prospectus supplement.

These provisions are set forth in section 501 of the applicable Indenture.

     If an Event of Default, other than an Event of Default described in clause
(5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

     If an Event of Default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described above. See "Subordination" above.

     After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived. These provisions are set forth in section 502 of the applicable Indenture. For information as to waiver of defaults, see "Modification and Waiver."

     Subject to the trustee's duties in the case of an Event of Default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders shall have offered to the trustee reasonable indemnity. This provision is set forth in section 603 of the applicable Indenture. Subject to the trustee's indemnification, the holders of a majority in aggregate principal amount of the outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to that series. These provisions are set forth in section 512 of the applicable Indenture.

     No holder of a debt security of any series will have any right to institute any proceeding under the Indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture unless:

     - such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series,

     - the holders of at least 25% in aggregate principal amount of the outstanding Securities of that series have made a written request, and such holder or holders have offered reasonable indemnity to the trustee to institute such proceeding as trustee, and

     - the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Securities of that series a direction inconsistent with such request within 60 days after such notice, request and offer.

These provisions are set forth in section 507 of the applicable Indenture.

     However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security. These provisions are set forth in section 508 of the applicable Indenture.

     We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not Cypress, to the officer's knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture. If so, such statement shall specify all such known defaults. These provisions are set forth in section 1004 of the applicable Indenture.

MODIFICATION AND WAIVER

     Cypress and the trustee may make modifications and amendments to the Indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding Securities of each series affected by the modification or amendment.

     However, neither Cypress nor the trustee may make any modification or amendment without the consent of the holder of each outstanding Security of that series who is affected by the modification or amendment if such modification or amendment would do any of the following:

     - change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security,

     - reduce the principal amount of, or any premium or interest on, any debt security,

     - reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the maturity of the debt security,

     - change the place or currency of payment of principal of, or any premium or interest on, any debt security,

     - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

     - in the case of subordinated debt securities, modify the subordination provisions in a manner materially adverse to the holders of the subordinated debt securities,

     - in the case of debt securities that are convertible into Securities or other securities of Cypress, adversely affect the right of holders to convert any of the debt securities other than as provided in or under the Indentures,

     - reduce the percentage in principal amount of outstanding Securities of any series, the consent of whose holders is required for modification or amendment of the Indentures,

     - reduce the percentage in principal amount of outstanding Securities of any series necessary for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults, or

     - modify such provisions with respect to modification and waiver.

These provisions are set forth in section 902 of the applicable Indenture.

     Holders of a majority in aggregate principal amount of the outstanding Securities of any series may waive, on behalf of the holders of all debt securities of that series, compliance by us with respect to certain restrictive provisions of the Indentures. These provisions are set forth in section 1010 of the Senior Indenture and section 1008 of the Subordinated Indenture.

     The holders of not less than a majority in principal amount of the outstanding Securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to debt securities of that series, except a default:

     - in the payment of principal of or premium or interest on any debt security of that series, or

     - in respect of a covenant or provision of the Indenture which cannot be amended without the consent of the holder of each outstanding Security of the series who is affected.

These provisions are set forth in section 513 of the applicable Indenture.

     In determining whether the holders of the requisite principal amount of the outstanding Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, each Indenture will set forth the following:

     - the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of the maturity to such date,

     - if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined as set forth in the Indenture, and

     - the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent.

These provisions are set forth in section 101 of the applicable Indenture.

DEFEASANCE AND COVENANT DEFEASANCE

     At our option, we may elect in the prospectus supplement to have the provisions of section 1302, relating to defeasance and discharge of indebtedness, or section 1303, relating to defeasance of certain restrictive covenants, applied to the debt securities of any series. These provisions are set forth in section 1301 of the applicable Indenture.

  Defeasance and Discharge

     Upon our option, if any, to have section 1302 applied to any debt securities, the provisions of Article 15 of the Subordinated Indenture relating to subordination will cease to be effective and, with respect to any debt securities, we will be discharged from all of our obligations, except those obligations specified in the following sentence, upon the deposit in trust of money or U.S. government obligations that will provide money in an amount sufficient to pay the principal, premium, if any, and interest on such debt securities.

     We will, however, continue to be required to:

     - exchange or register the transfer of debt securities,

     - replace stolen, lost or mutilated debt securities,

     - maintain paying agencies,

     - hold moneys for payment in trust, and

     - effect conversion.

     Such defeasance or discharge may occur only if:

     - we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

     - there has been a change in tax law,

in either case to the effect that holders will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

     These provisions are set forth in sections 1302 and 1304 of the applicable Indenture.

  Defeasance of Certain Covenants

     Upon our option, if any, to have section 1303 applied to any debt securities, we may omit to comply with certain restrictive covenants, including those described in the prospectus supplement. In such case, the occurrence of certain Events of Default described in clause (4) above with respect to such restrictive covenants under "Events of Default" and in the prospectus supplement, will be deemed not to result in an Event of Default and, in the case of the Subordinated Indenture, the provisions of Article 15 relating to subordination will cease to be effective with respect to any subordinated debt securities. In order to exercise such option, we will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations which will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the debt securities.

     We will also be required, among other things, to deliver to the trustee an opinion of counsel that holders will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations, and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur.

     In the event we exercised this option and the debt securities were declared due and payable because of an Event of Default, the amount of deposited money and U.S. government obligations in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities, but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments. These provisions are set forth in sections 1303 and 1304 of the applicable Indenture.

     We may, at our option, satisfy and discharge each of the Indentures, except for certain of our obligations and the trustee's obligations, including, among others the obligations to apply money held in trust when:

     - either (1) all debt securities previously authenticated and delivered, other than those that were destroyed, lost or stolen and that have been replaced or paid, and for which money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from the trust, have been delivered to the trustee for cancellation or discharge from the trust, or (2) all such debt securities not previously delivered to the trustee for cancellation

          (a) have become due and payable;

          (b) will become due and payable at their stated maturity within one year; or

          (c) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we have deposited or caused to be deposited an amount sufficient to pay and discharge the entire indebtedness on debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit, in the case of debt securities which have become due and payable, or to the stated maturity or redemption date, as the case may be,

     - we have paid or caused to be paid all other sums payable by us, and

     - we have delivered to the trustee an officers' certificate and an opinion of counsel to the effect that all conditions precedent relating to the satisfaction and discharge have been satisfied.

NOTICES

     Notices to holders will be given by mail to the addresses of the holders in the security register. This provision is set forth in sections 101 and 106 of the applicable Indenture.

GOVERNING LAW

     The Indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York, without giving effect to such state's conflicts of law principles. This provision is set forth in section 112 of the applicable Indenture.

REGARDING THE TRUSTEE

     The Indentures contain certain limitations on the right of the trustee, should it become a creditor of Cypress, to obtain payment of claims in certain cases or to realize for its own account on certain property received in respect of any such claim as security or otherwise. These provisions are set forth in section 613 of the applicable Indenture.

     The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest and there is a default under the Securities of any series for which the trustee serves as trustee, the trustee must eliminate such conflict or resign. These provisions are set forth in section 608 of the applicable Indenture.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 255,000,000 shares. Those shares consist of:

     - 250,000,000 shares designated as common stock, $.01 par value, and

     - 5,000,000 shares designated as preferred stock, $.01 par value. The only equity securities currently outstanding are shares of common stock. As of September 28, 1998, there were approximately 86.0 million shares of common stock issued and outstanding.

COMMON STOCK

     Holders of common stock are entitled to receive dividends declared by the Board of Directors, out of funds legally available for the payment of dividends, subject to the rights of holders of preferred stock. Currently, we are not paying a dividend. Each holder of common stock is entitled to one vote per share. Upon any liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of shares of preferred stock then outstanding. The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to the common stock.

     All outstanding shares of common stock are fully paid and nonassessable.

     Our common stock is listed on the New York Stock Exchange under the symbol "CY." The transfer agent and registrar for the common stock is Boston Equiserve Limited Partnership.

PREFERRED STOCK

     The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The related prospectus supplement will also contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

     As of September 28, 1998, there were no shares of preferred stock outstanding. The Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, and to fix or designate, under our certificate of designation, the following terms of the preferred stock:

     - designations, powers, preferences, and privileges,

     - relative participating, optional or special rights, and

     - qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences.

Any or all of these rights may be greater than the rights of the holders of common stock.

     The Board of Directors, without stockholder approval, may authorize and issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:

     - consummating a merger,

     - reorganizing,

     - selling substantially all of our assets,

     - liquidating, or

     - engaging in other extraordinary corporate transactions without stockholder approval.

     Preferred stock could therefore be issued quickly with terms calculated to delay, defer or prevent a change in control of Cypress or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

     The prospectus supplement will specify:

     - the maximum number of shares,

     - the designation of the shares,

     - the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative,

     - the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums,

     - the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs,

     - any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund,

     - the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment,

     - the voting rights, and

     - any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

     Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate principal amount equal to that of the preferred stock represented by the global certificate.

     Each global certificate will:

     - be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement,

     - be deposited with such depositary or nominee or a custodian for the depositary, and

     - will bear a legend regarding the restrictions on exchanges and registration of transfer, and any other matters as may be provided for under the certificate of designation.

SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

     We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" transaction with an "interested stockholder" for a period of three years after the date the person became an interested stockholder, unless, with certain exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner, as described below.

     The Section 203 restrictions do not apply if:

     (1) the business combination or transaction is approved by our Board of Directors before the date the interested stockholder obtained such status,

     (2) upon consummation of the transaction which resulted in the stockholder obtaining such status, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors that are outstanding at the time the transaction commenced. The 85% calculation does not include those shares (a) owned by directors who are also officers of the target corporation, and (b) held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer, or

     (3) on or after the date the interested stockholder obtained such status, the business combination is approved by our Board of Directors and at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Generally, a "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's voting stock. Section 203 may prohibit or delay mergers or other takeover or change in control attempts with respect to Cypress. As a result, Section 203 may discourage attempts to acquire us even though such transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.


                              PLAN OF DISTRIBUTION



     We may sell the Securities separately or together:


     - through one or more underwriters or dealers for public offering and sale,

     - directly to investors,

     - through agents, or

     - through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the Securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction.


     We may distribute the Securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:


     - at market prices prevailing at the times of sale,

     - at prices related to such prevailing market prices, or

     - at negotiated prices.

     We will describe the method of distribution of the Securities in the prospectus supplement.


     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of Securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. In the prospectus supplement we will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.



     Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents also may be entitled to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.



     We may grant underwriters who participate in the distribution of Securities an option to purchase additional Securities to cover over-allotments, if any, in connection with the distribution.


     All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.


     Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.


                                 LEGAL MATTERS


     The validity of the issuance of Cypress' Securities offered by this prospectus will be passed upon for Cypress by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.


                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended January 3, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS SUPPLEMENT                                             MARCH   , 1999


                                7,600,000 SHARES


                       CYPRESS SEMICONDUCTOR CORPORATION

                                  COMMON STOCK

                                      LOGO

                            WARBURG DILLON READ LLC

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The aggregate estimated (other than the registration fee) expenses to be paid by the registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee.........  $ 83,400
Trustee's fees and expenses.................................    25,000
Accounting fees and expenses................................    75,000
Legal fees and expenses.....................................   200,000
Printing and engraving......................................   100,000
Blue sky fees and expenses..................................    15,000
Transfer agent fees and expenses............................    15,000
Rating agencies' fees.......................................    75,000
Miscellaneous...............................................    36,600
                                                              --------
          Total.............................................  $625,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Certificate of Incorporation

     Article 11 of our certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

     - for any breach of their duty of loyalty to the corporation or its stockholders,

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

     - for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or

     - for any transaction from which the director derived an improper personal benefit.

  Bylaws

     Article VI of our bylaws provides that we:

     (1) will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and

     (2) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation:

        - by reason of the fact that he is or was an employee or agent of the corporation, or

        - is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Article VI of our bylaws also provides that we:

     (1) will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and

     (2) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor:

        - by reason of the fact that he is or was an employee or agent of the corporation, or

        - is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The bylaws further provide that, to the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith and to the extent that an employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he may be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. We currently maintain liability insurance for our officers and directors.

     We have entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses, including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Cypress, arising out of such person's services as a director or officer of Cypress, any subsidiary of Cypress or any other company or enterprise to which the person provides services at the request of Cypress.

     The form(s) of proposed underwriting agreement(s) to be filed as (an) Exhibit(s) to this registration statement or incorporated by reference in this registration statement may include provisions regarding the indemnification of our officers and directors by the several underwriters.

ITEM 16. EXHIBITS

     The following exhibits are filed herewith or incorporated by reference herein:


EXHIBIT
NUMBER                          EXHIBIT TITLE
-------                         -------------
   1.1   Form of Underwriting Agreement (Common Stock).
   1.2   Form of Underwriting Agreement (Convertible Securities).*
   1.3   Form of Underwriting Agreement (Debt Securities).*
   1.4   Form of Underwriting Agreement (Preferred Stock).*
   3.1   (i) Restated Certificate of Incorporation, as amended.(1)
         (ii) Certificate of Amendment of Restated Certificate of
              Incorporation, as amended.(2)
         (iii) Bylaws, as amended.(1)
   4.1   Form of Senior Indenture.**
   4.2   Form of Subordinated Indenture.**
   4.3   Form of Senior Debt Security (included in Exhibit 4.1).**
   4.4   Form of Subordinated Debt Security (included in Exhibit
         4.2).**
   4.5   Specimen of stock certificate of Cypress Semiconductor
         Corporation's Common Stock.(1)
   5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation.
  10.1   Registration Rights Agreement, dated March 29, 1999, by and between Cypress Semiconductor Corporation and UBS AG, London
              Branch.
  10.2   Registration Rights Agreement, dated March 29, 1999, by and between Cypress Semiconductor Corporation and Deutsche Bank
              Securities Inc.
  12.1   Computation of Ratios of Earnings to Fixed Charges.**
  23.1   Consent of PricewaterhouseCoopers LLP, Independent
              Accountants.
  23.2   Consent of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation (included in Exhibit 5.1).
  23.3   Consent of Ernst & Young LLP, Independent Auditors.
  24.1   Power of Attorney of certain directors and officers of
         Cypress Semiconductor Corporation (see page II-5 of initial filing of this Form S-3).**
  25.1   Form T-1 Statement of Eligibility of Trustee for Senior
         Indenture under the Trust Indenture Act of 1939.**
  25.2   Form T-1 Statement of Eligibility of Trustee for
         Subordinated Indenture under the Trust Indenture Act of
              1939.**


---------------
  * To be filed by amendment or by a report on Form 8-K pursuant to section 601 of Regulation S-K.

 ** Previously filed.

(1) Incorporated by reference to our registration statement on Form S-1 (No. 33-12153) which became effective on March 4, 1987.

(2) Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 28, 1992.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement in order to:

        (a) include any prospectus required by Section 10(a) (3) of the Securities Act,

        (b) reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment of the registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

        (c) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                       SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 29, 1999.


                                          CYPRESS SEMICONDUCTOR CORPORATION

                                          By: /s/     T. J. RODGERS
                                            ------------------------------------
                                                       T. J. Rodgers
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                          NAME                                        TITLE                   DATE
                          ----                                        -----                   ----

                   /s/ T. J. RODGERS                      President and Chief Executive  March 29, 1999
--------------------------------------------------------             Officer
                     T. J. Rodgers

                 /s/ EMMANUEL HERNANDEZ                   Chief Financial Officer, Vice  March 29, 1999
--------------------------------------------------------     President, Finance and
                   Emmanuel Hernandez                       Administration (Principal
                                                            Financial and Accounting
                                                                    Officer)

                           *                                Chairman of the Board of     March 29, 1999
--------------------------------------------------------            Directors
                    Eric A. Benhamou

                           *                                        Director             March 29, 1999
--------------------------------------------------------
                     Fred B. Bialek

                           *                                        Director             March 29, 1999
--------------------------------------------------------
                     John C. Lewis

                           *                                        Director             March 29, 1999
--------------------------------------------------------
                    Alan F. Shugart


*By: /s/   EMMANUEL HERNANDEZ
     ---------------------------------
            Emmanuel Hernandez,
             Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                EXHIBIT TITLE
-------                               -------------
1.1            Form of Underwriting Agreement (Common Stock).
1.2            Form of Underwriting Agreement (Convertible Securities).*
1.3            Form of Underwriting Agreement (Debt Securities).*
1.4            Form of Underwriting Agreement (Preferred Stock).*
3.1 (i)        Restated Certificate of Incorporation, as amended.(1)
    (ii)       Certificate of Amendment of Restated Certificate of
               Incorporation, as amended.(2)
    (iii)      Bylaws, as amended.(1)
4.1            Form of Senior Indenture.**
4.2            Form of Subordinated Indenture.**
4.3            Form of Senior Debt Security (included in Exhibit 4.1).**
4.4            Form of Subordinated Debt Security (included in Exhibit
               4.2).**
4.5            Specimen of stock certificate of Cypress Semiconductor
               Corporation's Common Stock.(1)
5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation.
10.1           Registration Rights Agreement, dated March 29, 1999, by and between Cypress Semiconductor Corporation and UBS AG, London
               Branch.
10.2           Registration Rights Agreement, dated March 29, 1999, by and between Cypress Semiconductor Corporation and Deutsche Bank
               Securities Inc.
12.1           Computation of Ratios of Earnings to Fixed Charges.**
23.1           Consent of PricewaterhouseCoopers LLP, Independent
               Accountants.
23.2           Consent of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation (included in Exhibit 5.1).
23.3           Consent of Ernst & Young LLP, Independent Auditors.
24.1           Power of Attorney of certain directors and officers of
               Cypress Semiconductor Corporation (see page II-5 of initial filing of this Form S-3).**
25.1           Form T-1 Statement of Eligibility of Trustee for Senior
               Indenture under the Trust Indenture Act of 1939.**
25.2           Form T-1 Statement of Eligibility of Trustee for
               Subordinated Indenture under the Trust Indenture Act of
               1939.**


---------------
 * To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K.

**  Previously filed.

(1) Incorporated by reference to our registration statement on Form S-1 (No. 33-12153) which became effective on March 4, 1987.

(2) Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 28, 1992.